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                                                                    Exhibit 10.4


                               OPERATING AGREEMENT
                                     BETWEEN
                              BARNES & NOBLE, INC.
                                       AND
                                 GAMESTOP CORP.

         OPERATING AGREEMENT, dated as of January 1, 2002, by and between Barnes & Noble Inc., a Delaware corporation ("Barnes & Noble"), and GameStop Corp., a Delaware corporation ("GameStop").

                              W I T N E S S E T H:

                  WHEREAS, the parties hereto wish to set forth the terms and conditions pursuant to which GameStop shall continue to operate a store-within-a-store computer software department and/or a video game department at each of the Barnes & Noble stores listed on Schedule A attached hereto (such departments, collectively, the "SWIS Stores");

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.       Operation of SWIS Stores by GameStop.

                  (a) Subject to the terms and conditions set forth herein, Barnes & Noble hereby grants the right to GameStop to continue to operate the SWIS Stores at their current locations or at such other location(s) as the parties hereto shall mutually agree.

                  (b) Notwithstanding anything to the contrary contained herein, neither Barnes & Noble nor any of its subsidiaries shall have any rights to, and GameStop shall retain all rights in and to, all inventory used by GameStop in connection with the operation of each SWIS Store and all cash, investments, accounts receivable and other receipts of GameStop in connection with the operation of each SWIS Store.

                  (c) In operating each SWIS Store, GameStop shall have the right to use all furniture, fixtures, equipment and leasehold improvements purchased by Barnes & Noble or its subsidiaries and which are located in such SWIS Store (collectively, "Barnes & Noble Fixed Assets"), subject to the rights of any third parties in and to the Barnes & Noble Fixed Assets, but the Barnes & Noble Fixed Assets shall remain the property of Barnes & Noble or its subsidiaries, as the case may be, throughout the term hereof.

                  (d) GameStop shall have the right to install such furniture, fixtures, equipment and leasehold improvements in each SWIS Store as it may need for the operation of its business (collectively, "GameStop Fixed Assets"), provided that in the case of any SWIS Store, such
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installation does not interfere with the operation by Barnes & Noble of the
Barnes & Noble store in or at which such SWIS Store is operated.

                  (e) GameStop Fixed Assets shall remain the property of GameStop throughout the term hereof and GameStop shall have the right to remove its GameStop Fixed Assets from a SWIS Store at the end of the term hereunder with respect to which GameStop is operating such SWIS Store, provided that in the case of any SWIS Store, such removal does not interfere with the operation by Barnes & Noble of the Barnes & Noble store in or at which such SWIS Store is operated. Any GameStop Fixed Assets which are permanently attached to the building structure or which are substantially a part of the building structure of a SWIS Store (such as air conditioning units, demising walls, doors and similar structures), but excluding personal property and trade fixtures, shall become the property of Barnes & Noble or its subsidiaries as the case may be, at the expiration of the term hereunder with respect to such SWIS Store.

         2.       License Fee; Late Penalty; Audit Rights.

                  (a) In consideration of the right of GameStop to operate the SWIS Stores, GameStop hereby agrees to pay Barnes & Noble a license fee in an amount equal to 7% of the aggregate gross sales of GameStop at the SWIS Stores, payable monthly, in arrears. Each monthly payment shall be due within 30 days after the end of the month to which such payment relates and shall be accompanied by a statement showing the applicable calculations.

                  (b) If any of the payments referred to in this Section 2 are not made when due, GameStop shall pay interest on such overdue amount at the annual rate of 2% over the prime rate publicly announced by The Chase Manhattan Bank, New York, New York, from time to time.

                  (c) Barnes & Noble and its agents and representatives, at its expense, shall have the right to examine the books and records of GameStop relating to the SWIS Stores and the calculation of payments due under this Agreement, provided, however, that such examination may only be conducted during regular business hours and upon five (5) business days' prior written notice. If such examination indicates an underpayment to Barnes & Noble of more than 5%, then GameStop shall reimburse Barnes & Noble for the cost of such examination. Unless GameStop is in default under this Agreement, such examinations shall not be made more than once every six (6) months.

         3.       Rules, Regulations and Conditions.

                  (a) GameStop hereby agrees to conduct its business at each SWIS Store in accordance with all applicable laws and to abide by all of the terms, covenants and conditions of any lease affecting such SWIS Store, including any lease affecting the Barnes & Noble store in or at which such SWIS Store is operated.


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                  (b) With respect to each SWIS Store, GameStop and its
employees and agents shall faithfully observe and comply with all rules and regulations which Barnes & Noble shall at any time or times make and communicate to GameStop which, in the reasonable judgment of Barnes & Noble, shall be necessary for the reputation, safety, care and appearance of the Barnes & Noble store in or at which such SWIS Store is operated, or the preservation of good order therein, or the operation and maintenance of the Barnes & Noble store in or at which such SWIS Store is operated, and which do not unreasonably affect the conduct of business by GameStop at such SWIS Store.

                  (c) GameStop agrees that with respect to each SWIS Store, the days and hours that such SWIS Store is open to the public shall be identical to the days and hours that the Barnes & Noble store in or at which such SWIS Store is operated is open to the public.

                  (d) GameStop agrees that it shall not sell any books, magazines or newspapers in any of the SWIS Stores other than video game and PC entertainment software strategy guides and industry magazines. GameStop further agrees that it shall not sell anything at the SWIS Stores other than computer software and video games, and related hardware and accessories commonly sold by computer software and video game stores.

         4.       Term and Termination.

                  (a) This Agreement shall become effective upon the consummation of the initial public offering of shares of the Class A Common Stock, $.001 par value per share, of GameStop. This Agreement shall continue in force and effect for so long as GameStop is operating a SWIS Store.

                  (b) GameStop shall have the right to terminate this Agreement with respect to any SWIS Store upon 30 days prior written notice to Barnes & Noble. Barnes & Noble shall have the right to terminate this Agreement with respect to any SWIS Store upon 30 days prior written notice to GameStop.

                  (c) If Barnes & Noble elects to terminate this Agreement with respect to any SWIS Store, other than a termination under Section 4(d) or 4(h) below, then Barnes & Noble shall reimburse GameStop in an amount equal to the undepreciated cost of GameStop improvements at such SWIS Store, depreciated on a straight-line basis over the Barnes & Noble Lease Term (as defined below). "Barnes & Noble Lease Term" as to any SWIS Store shall mean the current term of the lease for the Barnes & Noble store in or at which such SWIS Store is operated, plus the term of any extension or renewal thereof consented to by GameStop.

                  (d) In addition to any other rights and remedies which Barnes & Noble may have at law or in equity, by written notice to GameStop, (I) Barnes & Noble may terminate this Agreement as to any SWIS Store if GameStop is in default of any of its obligations hereunder with respect to such SWIS Store and such default continues for more than 30 days after written


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notice thereof from Barnes & Noble, and (ii) Barnes & Noble may terminate this
Agreement with respect to all SWIS Stores if, pursuant to the immediately preceding clause (I), Barnes & Noble could terminate this Agreement with respect to at least 25% of the SWIS Stores then covered hereunder. For purposes of the foregoing percentage calculation, any SWIS Stores terminated by Barnes & Noble pursuant to said clause (I) during the immediately preceding 12 months shall be considered SWIS Stores then covered hereunder as well as SWIS Stores then subject to termination under said clause (i).

                  (e) In the event that a lease affecting any Barnes & Noble location in or at which a SWIS Store is operated expires or is terminated prior to its expiration date, then, in such event, the right of GameStop to operate such SWIS Store pursuant to this Agreement shall terminate simultaneously with the expiration or earlier termination of such lease. Barnes & Noble agrees to give GameStop prompt written notice of any such event.

                  (f) GameStop agrees to vacate fully any SWIS Store as to which its right to operate such SWIS Store under this Agreement terminates, by the date of such termination. GameStop agrees to leave any vacated SWIS Store premises in no less than the same condition as when GameStop commenced operating such premises, ordinary wear and tear excepted. All electrical outlets, receptacles and wiring at such vacated premises shall be capped or otherwise covered so as not to constitute a danger to any person or property.

                  (g) If this Agreement is terminated as to any SWIS Store pursuant to the terms hereof, such termination shall be without further liability or obligation on the part of any party hereto to any other party hereto, except for liabilities or obligations arising hereunder on or prior to the date of termination.

                  (h) In addition to the termination provisions set forth above in this Section 4, this Agreement shall terminate automatically upon the occurrence of any of the following events, unless the parties shall agree in writing otherwise:

                           (i) Either of Barnes & Noble or GameStop shall (A)
apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Federal Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), or (D) file a petition as a debtor seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of its debts;

                           (ii) A proceeding or case shall be commenced against
Barnes & Noble or GameStop, without such party's application or consent, seeking
(A) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner or liquidator or the like of


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such party or of all or any substantial part of its property, or (C) similar relief in respect of such party under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or

                           (iii) Any "Unrelated Person" (as hereinafter defined)
or any Unrelated Persons acting as a "group" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with any affiliates thereof which are Unrelated Persons, (A) acquires or acquire (whether through legal or "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act), by contract or otherwise), directly or indirectly, the right to vote more than 50% of the total voting power of all classes of voting stock of GameStop then outstanding, or (B) shall have elected, or caused to be elected, a sufficient number of its or their nominees to the Board of Directors of GameStop such that the nominees so elected (regardless of when elected) shall collectively constitute a majority of such Board of Directors. "Unrelated Person" shall mean any person or entity other than B&N and any of its subsidiaries.

         5. Notices. All notices required or permitted to be given hereunder shall be given in writing and shall be delivered by hand, by nationally recognized overnight courier, or by certified or registered first class United States mail, return receipt requested, postage prepaid, addressed as follows:

                           If to Barnes & Noble, to:

                           Barnes & Noble, Inc.
                           122 Fifth Avenue
                           New York, New York  10011
                           Attn: Chief Financial Officer

                           If to GameStop, to:

                           GameStop Corp.
                           2250 William D. Tate Avenue
                           Grapevine, Texas  76051
                           Attn: Chief Financial Officer

         Any party may change its address for notices in the manner set forth in this Section 5.

         6. Assignment; Binding Effect. No party to this Agreement may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that either party may assign its rights and obligations hereunder to one or more of its


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subsidiaries, and Barnes & Noble may assign its rights hereunder with respect to any SWIS Store to any successor operator of the store in or at which such SWIS Store is operated. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

         7. Further Assurances. Each party shall cooperate, take such further action and execute such further documents as may be reasonably requested by the other parties in order to carry out the terms of this Agreement and the transactions contemplated hereby.

         8. Independent Contractors. The parties to this Agreement are independent contractors, and nothing in this Agreement is intended to make any party hereto an agent or partner of, or joint venturer with, any other party. Neither party shall have any authority whatsoever, whether express or implied, to bind any other party.

         9. Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and shall not be modified, amended or terminated, nor shall any provisions hereof be waived except by a writing signed by the parties hereto.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed in the State of New York.

         11. Headings. The Section headings used in this Agreement are for the convenience of the parties only, are not substantive, and shall not be used to interpret or construe any of the provisions of this Agreement.

         12. Invalidity. If any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction, then such provision shall be deemed modified so that such provision is enforceable to the maximum extent possible, and any such invalidity shall not affect any of the other provisions of this Agreement.

         13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Operating Agreement as of the date first above written.

                                        BARNES & NOBLE, INC.



                                        By: /s/ Maureen O'Connell
                                           __________________________
                                        Name: Maureen O'Connell
                                        Title: Chief Financial Officer
                                        GAMESTOP CORP.



                                        By: /s/ David Carlson
                                           _________________________
                                        Name: David Carlson
                                        Title: Chief Financial Officer


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